Exhibit 23.1



147 West Gray Street                                    [GRAPHIC OMITTED}
Suite 210                                          Mengel Metzger Barr & Co. LLP
P.O. Box 178                                                   MMB
Elmira, NY  14902                                  Certified Public Accountants
Phone  607/734-4183
Fax    607/733-3815
www.mengelmetzgerbarr.com

An Independent Member of the BDO Seidman Alliance
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Additional Offices / Hornell, New York / Ithaca, New York / Rochester, New York
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Executive, Compensation/Personnel Committee
Tompkins Trustco, Inc.
Employee Stock Ownership Plan

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-0146) pertaining to the Tompkins Trustco, Inc. Employee Stock Ownership Plan of our report dated June 26, 2007 with respect to the financial statements and supplemental schedule of the Tompkins Trustco, Inc. Employee Stock Ownership Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2006.



                                /s/ Mengel, Metzger, Barr & Co. LLP

Elmira, New York
June 27, 2007